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                                                                  Exhibit 23(b)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by references in the Hunt Manufacturing Co. 1996 Savings Plan Forms S-8 Registration Statements (Registration Nos. 33-6359 and 33-57103) of our report dated June 2, 1997 on our audits of the financial statements of the Hunt Manufacturing Co. Savings Plan as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994 which report is included in this Form 10-K/A which is Amendment No. 1 to Hunt Manufacturing Co.'s 1996 Annual Report on Form 10-K.





/s/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.






2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 20, 1997